Exhibit 99.1

Galecto Appoints Experienced Healthcare Executive Jayson Dallas to Board of Directors

•  Has extensive experience in pharma and biotech in U.S., Europe and globally

•  Galecto completed U.S. initial public offering and plans to initiate three Phase 2 trials in the coming months

Boston, MA/Copenhagen, Denmark, November 23, 2020 - Galecto, Inc. (NASDAQ: GLTO), a clinical stage biotechnology company focused on the development of novel treatments for fibrosis and cancer, today announced that senior healthcare executive Jayson Dallas has joined its Board of Directors, effective November 19.

Jayson Dallas has extensive experience in both pharmaceutical and biotech industries in the U.S., Europe and globally, most recently as Chief Executive Officer of the California-based Aimmune Therapeutics, acquired by Nestlé Health Science this year. He is a member of the Board of Directors of Arena Pharmaceuticals and has previously served in senior roles for companies including Pfizer, Novartis, Roche and Ultragenyx Pharmaceuticals. His experience spans multiple therapeutic categories and covers new product launches, licensing and managing product portfolios.

Hans Schambye, CEO of Galecto, said: “I am delighted to welcome Jayson to the Galecto Board of Directors. His expertise in all aspects of the healthcare industry, from biotech to big pharma and drug development to commercialization, will be an important source of knowledge and guidance for Galecto as we continue through an exciting period of growth. Following our successful initial public offering in the U.S., we are well positioned to continue advancing our promising GB0139 product candidate and expand our clinical development pipeline with the initiation of three Phase 2 studies for other product candidates in the coming months.”

Jayson Dallas said: “It is an honor to join the Board of Directors of Galecto at such an important and dynamic moment in its history. I look forward to leveraging my industry experience to assist as Galecto advances its exciting products through clinical development and potentially to market, in order to address significant unmet medical needs.”

About Galecto

Galecto is a clinical stage biotechnology company with advanced programs in fibrosis and cancer centered on galectin-3 and LOXL2. The company’s pipeline includes an inhaled galectin-3 modulator currently in phase 2b for the potential treatment of idiopathic pulmonary fibrosis, as well as two assets about to move into phase 2 targeting myelofibrosis, NASH and oncology. The company is incorporated in the U.S. and has its operating headquarters in Copenhagen, Denmark. Further information can be found at www.galecto.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about Galecto’s clinical trial plans, the significance and participation of a new board member, Galecto’s growth, and Galecto’s products and pipeline. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. For such statements, Galecto claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Galecto’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties related to the development of Galecto’s product candidates and their therapeutic potential, having adequate funds and their use, and those disclosed in Galecto’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-1. These forward-looking statements represent Galecto’s judgment as of the time of this release. Galecto disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

For more information, contact:

Galecto Inc. Hans Schambye, CEO Jon Freve, CFO +45 70 70 52 10 info@galecto.com	LifeSci Advisors (media) Mary-Ann Chang +44 7483 284 853 mchang@lifesciadvisors.com